EXHIBIT 4.5

                           IRWIN FINANCIAL CORPORATION
                      APPOINTMENT OF SUCCESSOR RIGHTS AGENT

Pursuant to resolutions adopted by the Board of Directors of Irwin Financial Corporation on April 26, 2001, Irwin Financial Corporation hereby appoints National City Bank as successor Rights Agent, effective June 1, 2001, under the Rights Agreement between Irwin Financial Corporation and Irwin Union Bank and Trust Company, as Rights Agent, dated as of March 1, 2001. Beginning on June 1, 2001, all references in the Rights Agreement to the Rights Agent shall mean National City Bank, and the address for purposes of notices pursuant to Section 26 of the Rights Agreement for National City Bank shall be:




                           National City Bank
                           Corporate Trust Administration
                           1900 East Ninth Street
                           Cleveland, Ohio 44114
                           Attn:  Ms. Sherry L. Damore


National City Bank hereby accepts appointment as successor Rights Agent.

Dated as of May 11, 2001:

IRWIN FINANCIAL CORPORATION


By: /s/ William I. Miller
   --------------------------
Name:   William I. Miller
Title:  Chairman



NATIONAL CITY BANK


By: /s/ Sherry L. Damore
   --------------------------
Name:   Sherry L. Damore
Title:  Vice President